THIS MANAGEMENT SERVICES AGREEMENT made as of the first day of April 1998.


BETWEEN:          PHOTOMATRIX, INC.
                  11065 Sorrento Valley Court
                  San Diego, CA  92121
                  (the "Company")

AND:              DR. JOHN FAESSEL
                  7685 Caminito Coramandel
                  La Jolla, California 92037 - USA
                  (the "Service Provider")

AGREEMENT:

1.       Definitions:

1.1 In this Agreement save where the context otherwise requires:

"Services" means the services to be provided by the Service Provider to the Company as specified in Article 4 of this Agreement.

2.       Appointment

2.1 The Company hereby agrees to engage the Service Provider and the Service Provider agrees to provide the Company the Services commencing on the date first written above, for a period not to exceed one year. The initial term of the Agreement shall be for a period of thirty days, and shall renew automatically thereafter for a further thirty days over the life of the Agreement, unless otherwise terminated by either party.

2.2 Either party may terminate this Agreement on no less than 7 days' written notice prior to the expiration of any 30-day period.

3.       Attention to the Business of the Company

3.1 During the continuance of this Agreement, the Service Provider shall devote such time and attention to the business of the Company as is required to fulfill the terms of the engagement, and as more particularly required by the Company pursuant to clause 4.4 of this Agreement.

4.       Services

4.1 The Service Provider shall report to the President of the Company or to such other person as the Company may designate in writing from time to time.

4.2 The Service Provider's primary responsibilities shall be, within Europe and the United States:

          a. to implement a public relations program focused on broadening the Company's institutional shareholder base in the United States;
          b. provide financial public relations information to the Company's shareholders and the general public;
          c. disseminate information on the Company and its business and plans to the institutional investment community, and more
                    particularly         institutionally-focused        brokers,
                    broker/dealers, and boutique investment firms;
          d. advise the Company of relevant investment and commercial information it becomes aware of, particularly as regards JAG Notes and research/analyst reports; and,
          e. provide such other services as may be consistent with the engagement that the Parties may agree upon from time to time.

4.3 In providing the Services, the Service Provider shall follow the reasonable direction of the Company in regards to:

          a. the office out of which the Services are to be provided, and general administrative arrangements;
          b.        the time to be spent providing the Services to the Company;
          c. the manner in which the Services are to be provided to the Company; and
          d. a work plan around the providing of the Services to the Company.

4.4 The Company will provide any direction given to the Service Provider regarding the Services, in writing. More particularly, however, the Service Provider shall focus its efforts around disseminating information which it has gathered and which is otherwise available in the public domain.

5.       Compensation

5.1 The Company agrees to pay the Service Provider a services fee on the fifteenth day of each month in the amount of USD 2,000 per month. If this Agreement is renewed or otherwise extended, then the services fee may be adjusted by mutual agreement of the parties hereto, any adjustment to be predicated upon the Service Provider's performance.

5.2 The Company agrees to issue to the Service Provider options to purchase up to 100,000 shares of the Company contemporaneously with the Agreement continuing in effect on the following terms:

         50,000 shares during the term of the Agreement at an exercise price of USD $0.75 per share for a term of three (3) years, with an initial one-twelfth (1/12) of the options vesting in advance upon execution of this Agreement, and with a further one-twelfth (1/12) of the total options vesting on the first day of each of the succeeding months during the term of this Agreement.

         50,000 shares during the term of the Agreement at an exercise price of USD $0.75 per share for a term of three (3) years with all options vesting as of May 31, 1998.

5.3` The Company may, in its discretion and in order to further the purposes of this Agreement, accelerate the vesting or the issuance of the options.

5.4 In the event that there is a consolidation in the share capital of the Company, additional options will be issued to the Service Provider in accordance with the original amount of options specified under this Agreement. The Company undertakes to register all options granted to the Service Provider under this and any successive Agreements, with the NASDAQ Stock Exchange, the Securities and Exchange Commission and any other relevant regulatory authorities.

5.5 The Company shall reimburse the Service Provider for any expenses pre-approved in writing, incurred in rendering the Services. The Service Provider shall provide full details of all such expenditures by way of itemized expense reports with original receipts.

5.6 All fees due as described in clauses 5.1 and 5.5 shall be payable upon invoice for solong as the Agreement remains in effect.

6.       Confidential Information and Company Documents

6.1 The Service Provider shall not, during the term of this Agreement, nor at any time thereafter:

          a. divulge or communicate to any person, company, business entity or other organization;
          b. use for its own purposes or for any purposes other than those of the Company; through any failure to exercise due care and diligence, cause any unauthorized disclosure of any trade secrete or Confidential Information relating to the Company and its clients. These restrictions shall cease to apply to any Information which is or becomes generally available to the public other than as a result of any act or default on the part of the Service Provider.

6.2 "Confidential Information" shall include any information relating to the Company, its clients, suppliers and their terms of business, details of customers and their requirements, the price charged to and the terms of business with customers, marketing plans and sales forecasts, financial information, results and forecasts (to the extent that these are not included in published audited accounts), details of employees and officers and of the remuneration and benefits paid to them, information relating to research activities, inventions, secret processes, designs, formulae and product lines, any information which the Service Provider is told is confidential and any information which has been given to the Company in confidence by customers, suppliers or other persons.

6.3 Any notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, computers and other disks and tape, data listing, codes, designs and drawings and other documents and material whatsoever (whether made or created by the Service Provider or otherwise) relating to the business of the Company (and any copies of the same) and which have come into the possession of the Service Provider in relation to this Agreement:

          a.        shall be and remain the property of the Company; and
          b. shall be surrendered by the Service Provider to the Company on demand.

6.4 Upon termination of this Agreement, the Service Provider shall deliver up to the Company all Confidential Information and any copies (however stored) and in relation thereto, and any other property belonging to the Company which is in the Service Provider's possession.

7.       Representations and Warranties

7.1 The Company warrants that:

          a. it is incorporated under the laws of California and is in good standing; and
          b. all licenses, patents and intellectual property disclosed in the Company's business plan, prospectus and regulatory filings are owned by, or licensed to the Company and there are no disputes relating thereto.

8.       Notices

8.1 Any notice required to be given under this Agreement may be given by sending same by first-class registered post addressed to the registered office of the Company, or addressed to the last known address of the Service Provider. Any notice given pursuant to this clause shall be deemed to have been received 96 hours after the time of posting and service thereof shall be sufficiently proved by providing that the notice was duly dispatched through the post in a prepaid envelope addressed as aforesaid.

9.       Public Disclosures

9.1 In carrying out the Services, the Service Provider shall at all times ensure that all representations and information provided to third parties do not violate the internal disclosure policies of the Company, and comply at all times with the rules and regulations of applicable regulatory authorities, including without limitation the NASDAQ Stock Exchange, the U.S. Securities and Exchange Commission, and the California Department of Corporations.

10.      Indemnity

10.1 The Service Provider agrees to indemnify and hold harmless the Company, against all losses, claims and expenses (including reasonable legal expenses) incurred by the Company as a result of the negligence or willful misconduct of the Service Provider.

11.      Entire Understanding

11.1 This Agreement contains the entire understanding between the parties in connection with the matters herein contained and supersedes any previous agreements or undertakings relating thereto.

12.      No Waiver

12.1 No waiver delay time or other indulgence granted by either party hereto to the other in respect of any breach of this Agreement shall in any way prejudice or affect the rights or remedies of the granting party in relation to such breach.

13.      Assignment

13.1 This Agreement may not be assigned by the Service Provider without the prior written consent of the company.

14.      Regulatory approvals

14.1 Any compensation paid by the Company to the Service Provider is subject to all regulatory requirements being met.

15.      Applicable Law

15.1 This Agreement shall be governed by and construed in accordance with the laws of the State of California.


AGREED AND ACCEPTED on behalf of
PHOTOMATRIX, INC.


_____________________________________       Date _________________________
Authorized Signatory


AGREED AND ACCEPTED by
DR. JOHN FAESSEL


____________________________________        Date _________________________